SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 17, 2001
                                                         ----------------


                          GIGA INFORMATION GROUP, INC.
                          ----------------------------
              EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER



   Delaware                   File No. 0-21529                06-1422860
-----------                   ----------------                ----------
(State or other                 (Commission                (I.R.S Employer
jurisdiction or                     File                    Identification
 organization)                     Number)                      Number)



139 Main Street
Cambridge, MA                                                    02142
----------------------------------------                        -------
(Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code:  (617) 949-4900
                                                     --------------




          (former name or former address, if changed since last report)

Item 9.    Regulation FD Disclosure
           ------------------------

GiGa
Giga Information Group

Technology Advice.
Business Results.


                         NEWS RELEASE

FOR IMMEDIATE RELEASE    FOR INFORMATION CONTACT:
                         INVESTORS                     MEDIA
                         Karen Vahouny                 Christina Thirkell
                         Qorvis Communications         Manager, Public Relations
                         kvahouny@qorvis.com           cthirkell@gigaweb.com
                         -------------------
                         1 (703) 744-7809              1 (617) 949-4965

                         GIGA INFORMATION GROUP
                         139 Main Street
                         Cambridge, MA  02142
                         www.gigaweb.com
                         ---------------
                         1 (617) 949-4900


                  GIGA INFORMATION GROUP REPORTS THIRD QUARTER
                           EARNINGS PER SHARE OF $0.05
                     GIGA ACHIEVES FIRST-TIME PROFITABILITY

CAMBRIDGE, Mass. (October 17, 2001) -- Giga Information Group, Inc. (OTC BB:
GIGX) today announced its financial results for the quarter ended September 30, 2001. Although total revenues dropped 7%, from $17.7 million in the third quarter of last year to $16.5 million in the same quarter of this year due primarily to a shift in timing of certain Giga conferences, Giga's research, advisory and consulting revenues increased 4%, from $15.9 million to $16.5 million, over the same period.

Giga reported operating income of $586,000 in the third quarter of 2001 compared to an operating loss of $2.2 million in the 2000 third quarter. Net income was $534,000, or $0.05 per diluted share, in this year's third quarter versus a net loss of $2.0 million, or $0.20 per share, in the third quarter of last year. Earnings before interest, taxes, depreciation and amortization (EBITDA) in the third quarter of 2001 was $1.6 million, compared to ($1.5 million) in the third quarter of 2000. Excluding third quarter restructuring charges of $507,000 in 2001 and $39,000 in 2000, operating income for the quarter was $1.1 million in 2001 compared to an operating loss of $2.2 million in the same quarter of 2000.


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
The earnings improvement was attributable to two major factors: the reduction in the cost of services, which dropped from 45% of revenue in the third quarter of last year to 33% in the comparable quarter of this year, and the lower sales and marketing expenses, which dropped from 45% to 38% over the same period. The reduction in the cost of services and in sales and marketing expenses reflected the staff reductions and other cost-cutting moves implemented in the second and third quarters.

According to Robert Weiler, chairman and chief executive officer of Giga Information Group, "This is a landmark event - the first time the company has reported profitability. We consider this a significant step toward validating Giga's business model.

"We have said for nearly two years that it was critical for Giga to reach profitability, and we centered our actions on that goal. To achieve this milestone in light of the current economy is an even greater achievement. All Giga team members share in this accomplishment."


INVESTOR CONFERENCE CALL

Giga plans to hold its investor conference call at 10 a.m. Eastern Daylight Time on Thursday, October 18, 2001, to review the financial performance for the 2001 third quarter, as well as a discussion of the future outlook. The investor call will be accessible via webcast; click on the investor information section of the company's web site (www.gigaweb.com).


THIRD QUARTER HIGHLIGHTS

o Signing a content distribution alliance with Amazon.com and an on-line content agreement with CMP Media, in which CMP will offer select Giga research to its customers via InformationWeek.

o Continuing to expand the customer base and revenues for Giga's newest services: Total Economic Impact (TEI) and ForSITE.

o Offering complimentary research developed by Giga's top analysts following the September 11 tragedy. The research, titled "Disaster
         Preparedness: A Critical Need," is available via www.gigaweb.com to the company's current and prospective customers.


FIRST NINE MONTHS OF 2001

For the first nine months of 2001, revenues were $52.7 million compared to $52.0 million for the first nine months of 2000. Research, advisory and consulting revenues grew 7% over the same period, from $46.3 million to $49.7 million.


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
Cost of services as a percentage of revenues decreased from 45% in the first nine months of 2000 to 41% in the same period of 2001. Sales and marketing expenses dropped from 46% of revenues in the first nine months of last year to 42% in the comparable period of this year. The revenue growth, combined with the reduction in cost of services and sales and marketing expenses, led to a 55% drop in operating losses--from $7.3 million in the first nine months of last year to $3.2 million in the first nine months of 2001. The net loss decreased 53%, from $7.3 million, or $0.71 per share, to $3.4 million, or $0.32 per share, over the same period.

Giga also reported that its revenue run rate at September 30, 2001, was $75.1 million versus $74.2 million at the end of the third quarter of last year, representing a 1% increase. Giga has defined revenue run rate as its Annualized Value plus the previous 12 months' revenues from services not included in Annualized Value, primarily events and services such as Web Site ScoreCard and Total Economic Impact. Annualized Value is the cumulative annualized subscription value of Giga's advisory services and ePractices contracts in effect at any given point in time.


OUTLOOK

"The cost reductions taken in the second quarter began to have an impact in this quarter," explained Weiler, "and we subsequently made additional reductions in our sales and marketing staff during the third quarter. We expect that these actions, combined with the current revenue forecast, will yield earnings per share in the range of $0.05 to $0.07 in the fourth quarter. Giga now expects its net loss for the 2001 fiscal year will be between $0.20 and $0.30 per share. Giga's goal is to remain profitable going forward."

Weiler concluded, "We're effectively managing through this downturn. We're confident that our practical, results-oriented research and advisory services directly address the needs of the CIO/CTO community, especially in light of the ongoing economic pressures and the uncertainties brought about by the events of September 11."

Giga's future outlook is based on current expectations and is being provided so that Giga can discuss its future outlook during its upcoming investor conference call and with investors, potential investors, the media, financial analysts and others. The statements are subject to the paragraph at the end of this press


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
release and assume that none of the factors mentioned in that paragraph will have a negative impact on expected results.


ABOUT GIGA INFORMATION GROUP

Giga Information Group is a leading global technology advisory firm that provides objective research, pragmatic advice, and personalized consulting. Emphasizing close interaction between analysts and clients, Giga enables companies to make better strategic decisions that maximize technology investments and achieve business results. Founded in 1995, Giga is headquartered in Cambridge, Mass. For additional information, visit www.gigaweb.com.

 ................................................................................

                           FORWARD LOOKING STATEMENTS

Statements that are not historical fact may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but rather reflect Giga's current expectations concerning future events and results. Giga generally uses the words "believes," "expects," "intends," "plans," "anticipates," "likely," "will" and similar expressions to identify forward-looking statements. Such forward looking statements, including those concerning Giga's expectations, involve known and unknown risks, uncertainties and other factors, some of which are beyond Giga's control, which may cause Giga's actual results, performance or achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward looking statements. In evaluating such statements as well as the future prospects of Giga, specific consideration should be given to various factors including the following: Giga's prior history of losses; Giga's need to attract and retain qualified personnel; Giga's dependence on sales of subscription-based services; Giga's ability to achieve and sustain high renewal rates; Giga's ability to manage and sustain growth; Giga's future capital needs and the risks of working capital deficiency; Giga's dependence on key personnel; competition from other companies including those with greater resources than Giga; the risks associated with the development of new services and products; the potential for significant fluctuations in quarterly operating results; continued market acceptance of and demand for Giga services; uncertainties relating to proprietary rights; Giga's dependence on the Internet infrastructure; the risk of system failure; the risks related to content; the risks associated with international operations; and other risks as detailed from time-to-time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements as a result of new information, unanticipated events, or otherwise.

 ................................................................................



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
GIGA INFORMATION GROUP, INC.

CONSOLIDATED OPERATING RESULTS
    (IN THOUSANDS, EXCEPT SHARE AND                      QUARTER ENDED SEPTEMBER 30,           NINE MONTHS ENDED SEPTEMBER 30,
    PER SHARE DATA)                               ------------------------------------       -------------------------------------
                                                                (UNAUDITED)                                (UNAUDITED)
                                                        2001               2000                    2001                2000
                                                  -----------------  -----------------       -----------------   -----------------
Revenues:
    Research, advisory and consulting                  $    16,540        $    15,918             $    49,726         $    46,327
    Other, principally events                                 (66)              1,771                   2,932               5,659
                                                  -----------------  -----------------       -----------------   -----------------
        Total revenues                                      16,474             17,689                  52,658              51,986
                                                  -----------------  -----------------       -----------------   -----------------

COSTS AND EXPENSES:
    Cost of services                                         5,419              7,900                  21,691              23,637
    Sales and marketing                                      6,302              8,015                  22,238              24,171
    Research and development                                   294                631                     847               1,940
    General and administrative                               2,387              2,595                   6,927               7,192
    Restructuring charge                                       507                 39                   1,532                 300
    Depreciation and amortization                              979                732                   2,668               2,035
                                                  -----------------  -----------------       -----------------   -----------------
        Total costs and expenses                            15,888             19,912                  55,903              59,275
                                                  -----------------  -----------------       -----------------   -----------------

INCOME (LOSS) FROM OPERATIONS                                  586            (2,223)                 (3,245)             (7,289)
                                                  -----------------  -----------------       -----------------   -----------------

INTEREST INCOME                                                 32                 40                      75                 224
INTEREST EXPENSE                                             (103)                 97                   (189)                  57
FOREIGN EXCHANGE (LOSS)/GAIN                                   (1)                 58                    (89)               (272)
MINORITY INTEREST                                               20                  -                      20                   -
                                                  -----------------  -----------------       -----------------   -----------------

INCOME (LOSS) FROM OPERATIONS BEFORE INCOME TAXES              534            (2,028)                 (3,428)             (7,280)
INCOME TAX PROVISION/(BENEFIT)                                   -                  1                    (20)                (25)
                                                  -----------------  -----------------       -----------------   -----------------

NET INCOME (LOSS)                                       $      534       $    (2,029)            $    (3,408)        $    (7,255)
                                                  =================  =================       =================   =================

EARNINGS (LOSS) PER COMMON SHARE
        BASIC                                          $      0.05       $     (0.20)            $     (0.32)        $     (0.71)
        DILUTED                                        $      0.05       $     (0.20)            $     (0.32)        $     (0.71)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
        BASIC                                           10,625,327         10,357,186              10,543,081          10,214,317
        DILUTED                                         10,852,070         10,357,186              10,543,081          10,214,317



CONDENSED CONSOLIDATED BALANCE SHEET DATA
    (IN THOUSANDS, EXCEPT SHARE DATA)                                 SEPTEMBER 30,              DECEMBER 31,
                                                                          2001                       2000
                                                                   -------------------       --------------------
                                                                      (UNAUDITED)
ASSETS
    Cash and cash equivalents                                            $      791             $     1,640
    Restricted cash                                                              44                       -
    Accounts receivable, net                                                 12,294                  21,800
    Unbilled accounts receivable                                              6,847                   6,466
    Total current assets                                                     24,784                  35,958
    Restricted cash                                                             635                     681
    Property and equipment, net                                               6,603                   6,375
    Total assets                                                             34,354                  44,284

LIABILITIES AND STOCKHOLDERS' DEFICIT
    Accounts Payable                                                    $     4,141             $     4,337
    Deferred revenues - current                                              33,037                  39,234
    Accrued and other current liabilities                                     5,663                   9,669
    Debt, current portion                                                     3,399                   1,489
    Total current liabilities                                                46,240                  54,729
    Total liabilities                                                        48,793                  55,826
    Minority interest                                                         (161)                       -
    Total stockholders' deficit                                            (14,278)                (11,542)
    Total liabilities and stockholders' deficit                              34,354                  44,284

COMMON STOCK ISSUED AND OUTSTANDING                                      10,635,807              10,464,741


                                       ###

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
                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           GIGA INFORMATION GROUP, INC.

                                           By: VICTORIA M. LYNCH
                                               --------------------------------
                                               Victoria M. Lynch
                                               Senior Vice President and
                                               Chief Financial Officer

Date: October 18, 2001

















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